LETTER OF INTENT AND LOAN AGREEMENT

BETWEEN:

ARBOR, INC. or a wholly owned British Columbia corporate subsidiary of Arbor, Inc.
(hereinafter collectively or individually referred to as "Arbor")

OF THE FIRST PART

AND:

ABUCCO TECHNOLOGIES INC.
("Abucco")

OF THE SECOND PART

AND:

JARO BUCKO
("Bucko")

OF THE THIRD PART

AND:

RALPH SCOBIE
("Scobie")

OF THE FOURTH PART

AND:

VARIOUS CO-FOUNDER SHAREHOLDERS OF ABUCCO as per
Schedule "A"
("Co-Founder Shareholders")

OF THE FIFTH PART

WHEREAS:

A.	Arbor is a state of Nevada US public corporation trading currently over the counter in the US.
B.	Arbor has set up or intends to set up a wholly owned British Columbia subsidiary corporation (hereinafter called "Arbor B.C.");
C.	Arbor and Arbor B.C. are hereinafter sometimes jointly or severally and respectively referred to as Arbor.
D.	Abucco is a private British Columbia corporation with an office at 2615 Clarke Street, Port Moody, British Columbia V3H 1Z4.

E.	Scobie is chairman of the Board of Directors of Abucco and a major shareholder of Abucco.
F.	Bucko is President and Director of Abucco and a major shareholder of Abucco.
G.	The Co-Founder Shareholders as per Schedule "A" hold 4,223,000 common voting shares in Abucco (the "Co-Founder Shares").
H.	Arbor is desirous of acquiring all or a portion of any and all issued shares inclusive of the Co-Founder Shares and shares in Abucco as a consequence of the Scobie Option in Abucco (hereinafter collectively called the "Acquisition"). Arbor agrees that it, in its' sole and absolute discretion, may deem any percentage less than 100% per the issued and outstanding shares in Abucco, but never less than 76% thereof, to be an effective Acquisition for the purposes of this agreement. It is contemplated the Acquisition price and format and consideration shall be one free and clear treasury share of Arbor shall be issued for each and every outstanding share of Abucco acquired as part of the Acquisition paid to the respective post consolidation shareholders of Abucco, all adjusted mutatis mutandis respecting Arbor B.C. Inc.
I.	The Acquisition is, inter alia, conditional on the Parties raising the entire Private Placement Financing as herein described.
J.	The Parties are prepared to raise as the Private Placement Financing a minimum of $1,000,000.00US for the purposes of Arbor, Arbor B.C. and Abucco.
K.	Abucco is desirous of borrowing $200,000.00US funds (the "Loan") from Arbor as part of the overall Private Placement Financing and Arbor is desirous of conditionally loaning and advancing to Abucco the Loan.
L.	As part of the Acquisition aforesaid Abucco will consolidate its issued and outstanding common voting shares on a 3 for 1 basis (the "Consolidation").
M.	There are a total issued and outstanding shares in Abucco pre consolidation of 11,508,000.
N.	Scobie holds a conditional option to acquire an additional 2,850,000 shares in Abucco (the "Scobie Option").
O.	After consolidation of the Abucco shares including after exercise of the conditional Scobie Option there will be a total of 4,786,000 post consolidation shares in Abucco (the "Aggregate Abucco Post Consolidation Shares").
P.	There are presently 3,600,000 shares in Arbor with restricted trading privileges (the "Restricted Arbor Shares") and 4,248,000 free trading shares in Arbor (the "Arbor Free Trading Shares").
Q.	Arbor has agreed to advance to Abucco on or about May 1, 2003 the full $200,000.00US Loan, subject to the terms and restrictions set forth herein.
R.	Abucco is to use or retain the proceeds from the Loan for purposes stated to Arbor or such purposes as Arbor may direct at the time of advance.
S.	Provided the Acquisition and Private Placement Financing complete and respectively fund in accordance with this agreement, the Loan advance by Arbor to Abucco shall be deemed an advance of a portion of the entire Private Placement Financing and the respective pro rata benefits and rights flowing therefrom shall accrue to Arbor.

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T.	In the event the Acquisition does not take place for any reason whatsoever or the Parties fail to raise the remainder of monies under the Private Placement Financing the Loan shall be forthwith repaid to Arbor but in no event prior to September 18, 2003.

U.	Abucco shall sign a demand promissory note with interest at 8% per annum payable quarterly (the "Abucco Promissory Note") in favour of Arbor or such other parties as Arbor may designate, securing the Loan together with all such necessary and ancillary documentation, resolutions and other documentation as may be required by Arbor from time to time to give true force and effect to the intent of this Agreement. The Abucco Promissory Note, while payable on demand, will not be called unless the consolidation and Acquisition and Private Placement Financing herein are not performed in accordance with the times and dates herein, and in any event no earlier than September 18, 2003.
V.	Unless consented to and extended by all parties hereto, the Parties hereto agree the
Private Placement Financing is to be completed and finished no later than six (6) months from the date of execution of this agreement (the "Private Placement Financing Date")
and the subject consolidation and acquisition completed and filed with the appropriate regulatory and company authorities where required no later than September 18, 2003 (the
"Acquisition Date") or as mutually agreed.
W.	Arbor presently has unconverted debt not exceeding $90,000.00US and a management contract as per Schedule "B".

NOW WITNESSETH that in consideration of the mutual covenants and conditions contained herein the parties hereto agreed as follows:
1.	Arbor shall advance and loan the sum of $200,000.00US to Abucco (the "Loan").
2.	Abucco shall execute a demand Promissory Note securing the Loan with interest at 8%
per annum payable quarterly in the form hereto annexed as Schedule "C" (the "Abucco
Promissory Note"). Notwithstanding anything herein to the contrary, unless converted in accordance with the terms of the Acquisition herein contemplated, the Promissory Note shall be repayable in full together with interest to the date of repayment on or before September 18, 2003 at which time it shall become due and payable in full in any event.
3.	The Promissory Note shall not be called unless the contemplated consolidation and Acquisition and Private Placement Financing have not been performed in accordance with the time limitations set forth herein, being the Acquisition date or the Private Placement Financing Date, and in any event, no earlier than September 18, 2003.
4.	The Parties agree to embody the full terms of the Acquisition, Private Placement Financing, necessary share exchanges, change of name, trading and corporation jurisdiction issues, and any and all other issues respecting the Private Placement Financing and Acquisition into formal financing and acquisition documentation.

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5.	In the event the uncertainty for any reason whatsoever as to the Private Placement Financing or Acquisition or as to terms or conditions thereof, the certainty and validity of the Demand Abucco Promissory Note shall not be affected, and in the event of any dispute as to certainty whatsoever, the Abucco Promissory Note and Loan shall immediately become due and payable, in the sole discretion of Arbor provided however, the Promissory Note shall not be payable earlier than September 18, 2003.
6.	The Parties contemplate the Acquisition, subject to the completion of the Private Placement Financing, regulatory and jurisdictional approval, where applicable, shareholder approval, court approval, if necessary, director and corporate resolutions, Private Placement Financing documentation and approval and various other issues between the Parties to be resolved prior to respective formal documentation, will occur within the time limitations set forth herein unless extended by agreement between the parties, will use their best efforts to effect same and will proceed on the basis generally set forth in Schedule "D" hereto annexed, as to, inter alia, share exchanges and consideration therefore respecting the Acquisition.
7.	Abucco, Scobie, the Co-Founders and Bucko will use their best efforts to ensure 100% of all issued and existing shareholders in Abucco consent and agree to the Acquisition and other terms and conditions contained herein, and further consent and agree not to issue further shares or alter the existing shares or structure of Abucco prior to completion of the consolidation, Acquisition and Private Placement Financing as contemplated herein and within the time limitations set forth herein.
8.	The parties agree and contemplate the Acquisition price and format and consideration shall be one free and clear treasury share of Arbor shall be issued for each and every outstanding share of Abucco acquired as part of the Acquisition paid to the respective post consolidation shareholders of Abucco, all adjusted mutatis mutandis respecting Arbor B.C. Inc.
9.	The respective parties warrant and covenant their representations and warranties contained herein are true and will remain true and unchanged at the time of advance of the Loan.
10.	Any notice, request, demand or other communication, or any delivery, to be given or made under this Agreement as the case may be, shall be deemed to have been duly given if made in writing and shall be delivered by hand or by telecopier addressed to the parties as follows:

Arbor, Inc.: 9130 S. Dadeland Blvd., Suite 1613, Miami, Florida USA 33156

Abucco Technologies Inc.: 2615 Clarke Street, Port Moody, B.C. V3H 1Z4

Jaro Bucko: 2615 Clarke Street, Port Moody, B.C. V3H 1Z4

Ralph Scobie: 2615 Clarke Street, Port Moody, B.C. V3H 1Z4

Various Co-Founder Shareholders of Abucco: 2615 Clarke Street, Port Moody, BC V3H 1Z4

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11.	This Agreement may be executed in several parts in the same form and such part as so executed shall together constitute one original Agreement and such parts, if more than one, shall be read together and construed as if all the signing parties hereto have executed one copy of this Agreement.
12.	This Agreement shall be subject to, governed by, and construed in accordance with the laws of the province of British Columbia. The parties hereto attorn to the jurisdiction of British Columbia in all matters respecting the interpretation and enforcement of this Agreement.
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13.	This Agreement shall ensure to the benefit of and be binding upon the parties hereto, their respective heirs, successors and assigns as the case may be.

IN WITNESS WHEREOF the parties hereto have executed this agreement the day and year first above written.
/s/ Robert Miller ____________________________ WITNESS	ARBOR, INC. /s/ Costas Takkas _______________________ by its authorized signatory
/s/ Ralph Scobie ____________________________ WITNESS	ABUCCO TECHNOLOGIES. /s/ Jaro Bucko _______________________ by its authorized signatory
/s/ Ralph Scobie ____________________________ WITNESS	/s/ Jaro Bucko _______________________ JARO BUCKO
/s/ Jaro Bucko ____________________________ WITNESS	/s/ Ralph Scobie _______________________ RALPH SCOBIE
/s/ Jaro Bucko ____________________________ WITNESS	/s/ Milos Jankacky _______________________ MILOS JANKACKY
/s/ Milos Jankacky ____________________________ WITNESS	/s/ Michael Stit _______________________ MICHAEL STIT
/s/ Jaro Bucko ____________________________ WITNESS	/s/ Adrian Boici _______________________ ADRIAN BOICI
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